Exhibit 23


            Consent of Independent Public Accountants
            -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K for the year ended December 31, 1997, into UAL Corporation's previously filed Post-Effective Amendment No. 1 to Form S-8 (File No. 2-67368) and Post-Effective Amendment No. 2 to Form S-8 (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation.



                                   /s/ Arthur Andersen

                                   Arthur Andersen LLP


Chicago, Illinois
March 26, 1998